Exhibit 99.1

Press Release #201201	FOR IMMEDIATE RELEASE	January 9, 2012

MESSAGE FROM THE PRESIDENT

2011 was a challenging year for investors around the globe with major stock indexes in the USA little changed, but most senior exchanges down 15% - 20% and the TSX Venture exchange painfully down more than 30%.

Although the price of gold advanced some 10% during 2011, it is significantly below its highs for the year, and failed to support the prices of equities for the companies in the sector.

Within this challenging environment, Enertopia made exceptional progress during 2011.

  Raised $872,000 which set the stage for other achievements, including the launching of a brand new Natural Resources division:
  Acquired Copper Hills, NM copper, silver property in April 2011
  Acquired Mildred Peak, AZ gold, silver, copper property in October 2011
  In the Company’s existing clean energy division, accomplished the roll out of the self contained Enertopia Multi-Purpose Utility Structure and rollout of net zero energy modular homes

At Copper Hills the company completed an IP/Res Survey that resulted in the discovery of multiple sulphide targets for drilling in 2012. The largest of several targets measures 900m x 600m in aerial extent while years of systematic exploration have resulted in the project being advanced to the drill ready stage. The first phase drill program is designed to test the buried sulphide targets with diamond drilling, and reverse circulation (RC) drilling will test the near-surface 0.81% Copper and 3.01 oz/ton silver bulk-sampled area.

At Mildred Peak, we are very encouraged by the historic sampling, trenching and drilling results that have outlined broad areas of gold, silver and copper mineralization. Detailed mapping, sampling, trenching, geophysics and drilling are planned for Mildred Peak in 2012. Mildred Peak has the potential to host new discoveries at surface and for large porphyry system’s at depth.

Enertopia enters 2012 well positioned to build on our many areas of progress during 2011. This, coupled with solid commodity pricing and the potential for significant growth in the value of our exploration and clean energy projects, provides a solid foundation for growth of shareholder value in 2012 and beyond.

Robert McAllister
President

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with the symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and production costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company.